Centrue Financial Corporation Announces Third Quarter 2010 Results

ST. LOUIS, MO -- (Marketwire - November 12, 2010) - Centrue Financial Corporation (NASDAQ: TRUE)

Highlights

--  Earnings: Third quarter 2010 net loss of $16.4 million compared to second quarter 2010 net loss of $3.9 million and third quarter 2009 net loss of $8.4 million.  The results for the third quarter 2010 were primarily due to a $12.8 million valuation allowance for our deferred tax asset and a $7.3 million provision for loan losses.

--  Risk-Based Capital Ratios: All regulatory capital ratios at the Company and unit Centrue Bank exceeded regulatory "well-capitalized" levels as of September 30, 2010. Total Company risk-based capital ratio and tier
    1 leverage ratio was 10.20% and 5.75%, respectively. Total Centrue Bank risk-based capital ratio and tier 1 leverage ratio was 10.42% and
    6.52%, respectively.

--  Credit Quality: The allowance for loan losses was increased to 5.67% of total loans; nonperforming assets increased $10.5 million from second quarter 2010 to 10.15% of total assets; the coverage ratio (allowance for loan losses to nonperforming loans) remained relatively unchanged from second quarter 2010; quarterly provision levels exceeded net loan charge-offs by $1.0 million.

--  Balance Sheet: Total assets equaled $1.180 billion, representing decreases of $47.1 million, or 3.8%, from June 30, 2010 and $133.0 million, or 10.1%, from year-end 2009. Total loans equaled $764.6 million, representing decreases of $27.7 million, or 3.5%, from
    June 30, 2010 and $120.5 million, or 13.6%, from year-end 2009. Total deposits equaled $958.0 million, representing decreases of
    $35.3 million, or 3.6%, from June 30, 2010 and $96.7 million, or 9.2%, from year-end 2009.

--  Net Interest Margin: The net interest margin was 2.69% for the third quarter 2010, representing decreases of 10 basis points from 2.79%
    recorded in the second quarter 2010 and 52 basis points from 3.21%
    reported in the third quarter 2009.

--  Liquidity: The Bank's liquidity improved as securities grew, while loans and wholesale funding (brokered deposits and FHLB advances)
    decreased from year-end 2009.

--  Income Taxes: The Company established a $12.8 million non-cash valuation allowance against the deferred tax asset in the third quarter
    2010 due to management's determination that the third quarter asset quality results impacted the short-term ability to realize the asset.

Centrue Financial Corporation (the "Company" or "Centrue") (NASDAQ: TRUE), parent company of Centrue Bank, reported a third quarter net loss of $16.4 million. This compares with a net loss of $3.9 million in the second quarter of 2010 and a net loss of $8.4 million in the third quarter of 2009. The net loss per common diluted share in the third quarter 2010 was $2.79, compared to a net loss of $0.73 in the second quarter of 2010 and a net loss of $1.47 in the third quarter 2009. For the first nine months of 2010, the Company reported a net loss of $26.6 million, or $4.64 per common diluted share, compared to a net loss of $23.6 million, or $4.13 per common diluted share, for the same period in 2009.

Third quarter 2010 results include a $12.8 million valuation allowance for our deferred tax asset. Excluding the $12.8 million valuation for the deferred tax asset, the third quarter 2010 net loss equaled $3.6 million, or $(0.68) per common diluted share. Credit costs continued to weigh heavily on earnings in the third quarter 2010, as we recorded $7.3 million in provision for loan losses largely related to asset quality deterioration in the Company's land development, construction and commercial real estate portfolio. Also contributing to the loss was a $0.5 million non-cash credit impairment charge to CDO securities, a $0.4 million non-cash valuation adjustment to OREO and increased loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate. Positively contributing to earnings were gains on the sale of securities and an increase in mortgage banking revenue.

"The extraordinary economic conditions that have persisted since 2008 continued to materially impact our performance. Although this quarter's loan loss provision expense was at the lowest level of the last six quarters, the provision level remains elevated and necessary as many of the underlying property values on our problem credits have continued to fall. We also experienced a significant increase in our nonperforming assets as we pursue more aggressive disposition strategies. This decline in credit quality has, in turn, impacted our operations in the areas of net interest income, provision for loan losses, noninterest expense and deferred tax allowance," remarked President & CEO Thomas A. Daiber. "Although it is a matter of judgment and had a significant negative impact on this quarter's results, we believe that it is appropriate to reflect this deferred tax asset valuation allowance in the Company's financial statements as we proceed with reducing our level of nonperforming assets, improving capital and liquidity and increasing the operating income of our core community banking franchise," concluded Mr. Daiber.

Securities

Total securities equaled $282.2 million, representing a decrease of $25.6 million, or 8.3%, from June 30, 2010 and an increase of $6.7 million, or 2.4%, from year-end 2009. At September 30, 2010, the Company's pooled trust preferred collateralized debt obligations ("CDOs") were comprised of seven different pooled securities with an aggregate book value and estimated fair value of $9.4 million and $6.4 million, respectively. Management determined that a non-cash charge of $0.5 million was required for other-than-temporary impairment of its trust preferred CDO portfolio.

Loans

Total loans equaled $764.6 million, representing decreases of $27.7 million, or 3.5%, from June 30, 2010 and $120.5 million, or 13.6%, from year-end 2009. This decline was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to OREO and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

The Company does not have any material direct sub-prime exposure as we have focused our residential real estate lending activities on providing traditional loan products to relationship borrowers in locally-known markets.

Funding and Liquidity

Total deposits equaled $958.0 million, representing decreases of $35.3 million, or 3.6%, from June 30, 2010 and $96.7 million, or 9.2%, from year-end 2009. Excluding $19.5 million in deposits related to the Effingham branch sale in the second quarter 2010, deposits decreased $35.3 million, or 3.5%, from June 30, 2010 and $77.2 million, or 7.3%, from year-end 2009. The net decrease from year-end 2009 was primarily related to strategic initiatives to reduce higher costing in-market time deposits, brokered deposits and collateralized local public agency deposits.

Due to continued uncertainty in the financial markets, we elected to maintain a higher level of liquidity during 2010. The Bank's overall liquidity position improved during the third quarter 2010, largely due to a reduction in the loan portfolio, net of gross charge-offs and transfers to OREO. Also contributing was an increase in liquid assets, including excess reserves on deposit at the Federal Reserve Bank and unencumbered securities. As our assets decreased through the reduction in the loan portfolio, wholesale funding also declined:

--  Brokered deposits declined to $53.1 million at September 30, 2010, relatively unchanged from June 30, 2010 levels and $68.5 million at December 31, 2009.

--  FHLB advances equaled $81.1 million at September 30, 2010, compared to
    $76.1 million at June 30, 2010 and $86.3 million at December 31, 2009.

--  The ratio of wholesale funding (brokered deposits and FHLB advances) to total bank funding equaled 12.4% at September 30, 2010 compared to
    11.6% at June 30, 2010 and 13.0% at December 31, 2009.

Credit Quality and Allowance for Loan Loss

The risk profile of our loan portfolio at September 30, 2010 continues to be high as we cope with one of the most severe recessions in decades. The asset quality metrics were not outside of expectations and were primarily related to the credits that we anticipated having issues during 2010. The key credit quality metrics are as follows:

--  The Company increased its allowance for loan losses to $43.4 million, up $2.5 million from December 31, 2009. During the first nine months of
    2010, the allowance for loan losses increased 105 basis points to 5.67%
    of total loans outstanding at September 30, 2010, compared to 4.62% at
    December 31, 2009 and 3.04% at September 30, 2009.  Management
    evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at
    September 30, 2010.

--  The provision for loan losses for third quarter 2010 was $7.3 million, down from $7.6 million and $14.5 million for second quarter 2010 and third quarter 2009, respectively.  The third quarter 2010 provision was driven by an increase in nonperforming loans; elevated levels of charge-offs which impact historical loss levels; deteriorating collateral values, reflecting the impact of the adverse economic climate on the Company's borrowers; guarantor positions collapsing due to economic conditions; and an increase in the level of past due loans.

--  Net loan charge-offs for the third quarter 2010 were $6.2 million, or
    0.80% of average loans, compared with $7.0 million, or 0.86% of average loans, for the second quarter 2010 and $13.4 million, or 1.43% of average loans, for the third quarter 2009.  The level of the provision for loan losses recognized was 117.7% of net loan charge offs in the third quarter 2010, 108.6% of net loan charge-offs in the second quarter 2010 and 108.2% in the third quarter 2009.  Loan charge-offs during the third quarter 2010 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.

--  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) increased to $95.1 million at September 30, 2010, from
    $93.2 million at June 30, 2010 and $80.9 million at December 31, 2009.
    The $95.1 million recorded at September 30, 2010 included $78.2 million in nonaccrual loans and $16.9 million in troubled debt restructures.
    The level of nonperforming loans to end of period loans was 12.44% at
    September 30, 2010, compared to 11.76% at June 30, 2010 and 9.14% at
    December 31, 2009.  The nonperforming loan ratio (nonperforming loans to end of period loans) was negatively impacted to a greater degree by the decrease in total loans outstanding than by the increase in nonperforming loans.

--  Approximately 48.02% of total nonaccrual loans at September 30, 2010 were concentrated in land development and construction credits. The ratio of construction and land development loans to total loans decreased to 11.67% at September 30, 2010 from 13.32% at June 30, 2010 and 14.50% at December 31, 2009.

--  The coverage ratio (allowance for loan losses to nonperforming loans)
    was 45.63% at September 30, 2010, compared to 45.49% at June 30, 2010 and 50.59% at December 31, 2009. Our coverage ratio has declined from year-end 2009 as several of the previously identified workout loans were placed into nonaccrual status in the third quarter of 2010 and marked to fair value.

--  Other real estate owned ("OREO") increased to $24.7 million at
    September 30, 2010, from $16.2 million at June 30, 2010 and
    December 31, 2009. During the third quarter 2010, the Company recorded valuation adjustments on OREO properties of $0.4 million reflective of existing market conditions and more aggressive disposition strategies.

--  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) increased to $119.8 million at September 30,
    2010, from $109.3 million at June 30, 2010 and $97.1 million at
    December 31, 2009. The ratio of nonperforming assets to total assets was 10.15% at September 30, 2010, 8.91% at June 30, 2010 and 7.40% at
    December 31, 2009.

Management continues to diligently monitor the loan portfolio, paying particular attention to borrowers with residential and commercial real estate exposure. The prolonged period of high economic uncertainty that existed throughout 2009 continued into the third quarter of 2010. Should the economic climate deteriorate from current levels, more borrowers may experience repayment difficulty. In turn, the level of nonperforming loans, charge-offs and delinquencies will rise, requiring further increases in the provision for loan losses.

Net Interest Margin

The net interest margin was 2.69% for the third quarter 2010, representing decreases of 10 basis points from 2.79% recorded in the second quarter 2010 and 52 basis points from 3.21% reported in the third quarter 2009. The decrease in the third quarter 2010 net interest margin, as compared to the same period in 2009, was primarily due to the cost of retaining surplus liquidity, average loan volume decline, the cost of carrying higher balances of nonaccrual loans and the impact of nonaccrual loan interest reversals. Additionally, the loan portfolio purchase accounting adjustments that were accreted into interest income related to the Company's 2006 merger expired in the second quarter 2010. Positively impacting the margin was increased utilization of interest rate floors on a majority of variable rate loans and a reduction in the Company's cost of interest-bearing liabilities due to maturity of higher rate time deposits and the decline in market interest rates. Due largely to the protracted economic downturn, the carrying cost of nonaccrual loans and the Company's interest rate sensitivity, the margin will remain under pressure throughout 2010 and into 2011.

Noninterest Income and Expense

Total noninterest income for the third quarter of 2010 was $3.4 million, an increase of $3.3 million, compared to $0.1 million reported in the same period in 2009, which included impairment charges on CDO securities and other nonrecurring items of $3.0 million. Included in noninterest income for the third quarter of 2010 was a $0.9 million gain on sale of securities, $0.5 million of credit impairment charges on CDO securities and a $0.2 million gain related to the sale of other assets. Excluding nonrecurring items from 2010 and 2009, noninterest income decreased $0.3 million or 9.7%. This net decrease largely stems from reduced consumer spending and the impact on overdraft fees partially offset by higher revenue generated from the mortgage banking business as volume has increased due to the rate environment.

Total noninterest expense for the third quarter of 2010 was $9.3 million, an increase of $0.3 million, compared to $9.0 million recorded during the same period in 2009. Included in noninterest expense for the third quarter of 2010 was a $0.4 million valuation adjustment to OREO. Excluding the OREO valuation adjustment for the third quarter 2010, noninterest expense levels decreased $0.1 million, or 1.1%. Expense levels were impacted by reductions in salaries and employee benefits and reduced discretionary spending in areas such as marketing, contributions, dues and subscriptions and travel. These lower expense levels were offset by higher FDIC premiums and loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate.

Income Taxes

Total income tax expense for the third quarter 2010 was $10.4 million, as compared to an income tax benefit of $5.6 million in the third quarter 2009. The recognition of income tax expense for the third quarter resulted mainly from a $12.8 million non-cash valuation allowance for our deferred tax asset. The Company decided to establish a valuation allowance against the deferred tax asset due to management's determination that the third quarter asset quality results impact the short-term ability to realize the asset.

The valuation allowance represents 48.1% of the $26.6 million in total deferred tax assets (prior to valuation allowance being taken) and the net deferred tax asset after valuation allowance is now $13.8 million. This non-cash impairment charge has no effect on liquidity, cash flows, operations or regulatory capital ratios at Centrue Bank or Centrue Financial Corporation, nor does it preclude us from using the tax losses, tax credits or other timing differences in the future.

Capital Management

As reflected in the following table, all regulatory ratios to be considered "well-capitalized" at the Company and unit Centrue Bank were exceeded as of September 30, 2010:

                                 Company             Bank
                             ----------------  ----------------
                                                                   Well-
                              Sep 30,  Dec 31,  Sep 30, Dec 31, Capitalized
                               2010     2009     2010     2009   Thresholds
                             -------  -------  -------  -------  ----------
Carrying amounts ($millions):
 Total risk-based capital    $  86.8  $ 114.9  $  87.4  $ 111.2
 Tier 1 risk-based capital   $  67.7  $  91.9  $  76.5  $  98.3
 Tangible common equity      $  29.4  $  56.0  $  91.8  $ 112.6

Capital ratios:
 Total risk-based capital      10.20%   11.34%   10.42%   11.13%      10.0%
 Tier 1 risk-based capital      7.96%    9.07%    9.12%    9.85%       6.0%
 Tier 1 leverage ratio          5.75%    7.10%    6.52%    7.60%       5.0%
 Tangible common equity         2.54%    4.35%    7.96%    8.78%        NA

Total regulatory capital ratios decreased since year-end 2009 due to net operating losses partially offset by declines in loan balances. Approximately 59.1% of the 181 basis point decline in the Company's tangible common equity ratio from year-end 2009 resulted from the $12.8 million deferred tax asset valuation allowance.

Based upon a regulatory accounting calculation standard that is not directly applicable under generally accepted accounting principles, the remaining $13.8 million deferred tax asset is fully deducted from total risk-based and tier 1 capital levels.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Consolidated Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Consolidated Highlights
(In Thousands, Except Share Data)

                              Three Months Ended      Nine Months Ended
                                September 30,           September 30,
                            ---------------------   ---------------------
                               2010        2009        2010        2009
                            ---------   ---------   ---------   ---------
Operating Highlights

  Net income (loss)         $ (16,403)  $  (8,412)  $ (26,588)  $ (23,562)
  Return on average total
   assets                       (5.36)%     (2.51)%     (2.81)%     (2.32)%
  Return on average
   stockholders' equity        (64.59)     (25.47)     (33.78)     (22.38)
  Net interest margin            2.69        3.21        2.79        3.30
  Efficiency ratio              82.62       71.74       82.89       69.77

Per Share Data

  Diluted earnings (loss)
   per common share         $   (2.79)  $   (1.47)  $   (4.64)  $   (4.13)
  Book value per common
   share                    $    8.97   $   15.54   $    8.97   $   15.54
  Tangible book value per
   common share             $    5.26   $   11.60   $    5.26   $   11.60
  Diluted weighted average
   common shares
   outstanding              6,046,075   6,043,176   6,044,153   6,033,045
  Period end common shares
   outstanding              6,048,405   6,043,176   6,048,405   6,043,176

Stock Performance Data

  Market price:
   Quarter end              $    1.66   $    3.79   $    1.66   $    3.79
     High                   $    2.15   $    5.74   $    4.18   $    6.95
     Low                    $    1.21   $    2.92   $    1.21   $    2.76
  Period end price to book
   value                        18.51%     24.39%     18.51%     24.39%
  Period end price to
   tangible book value          31.56%     32.67%     31.56%     32.67%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                                September 30, December 31,
                                                    2010          2009
                                                ------------  ------------
ASSETS
  Cash and cash equivalents                     $     43,927  $     56,452
  Securities available-for-sale                      271,301       264,772
  Restricted securities                               10,925        10,711
  Loans                                              764,585       885,095
  Allowance for loan losses                          (43,390)      (40,909)
                                                ------------  ------------
     Net loans                                       721,195       844,186
  Bank-owned life insurance                           30,138        29,365
  Mortgage servicing rights                            2,480         2,885
  Premises and equipment, net                         26,162        30,260
  Goodwill                                            15,880        15,880
  Other intangible assets, net                         6,584         7,551
  Other real estate owned                             24,695        16,223
  Other assets                                        26,397        34,399
                                                ------------  ------------

     Total assets                               $  1,179,684  $  1,312,684
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Deposits
        Non-interest-bearing                    $    112,793  $    119,313
        Interest-bearing                             845,239       935,376
                                                ------------  ------------
          Total deposits                             958,032     1,054,689
     Federal funds purchased and securities
      sold under agreements to repurchase             11,725        16,225
     Federal Home Loan Bank advances                  81,060        86,261
     Notes payable                                    10,711        10,796
     Series B mandatory redeemable preferred
      stock                                              268           268
     Subordinated debentures                          20,620        20,620
     Other liabilities                                12,220        11,211
                                                ------------  ------------
        Total liabilities                         1,094,636      1,200,070

  Stockholders' equity
     Series A convertible preferred stock                500           500
     Series C preferred stock                         30,655        30,190
     Common stock                                      7,454         7,454
     Surplus                                          74,748        74,741
     Retained earnings                                (7,001)       21,486
     Accumulated other comprehensive income              806           439
                                                ------------  ------------
                                                     107,162       134,810
     Treasury stock, at cost                         (22,114)      (22,196)
                                                ------------  ------------
        Total stockholders' equity                    85,048       112,614

          Total liabilities and stockholders'
           equity                               $  1,179,684  $  1,312,684
                                                ============  ============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Interest income
  Loans                         $   9,856  $  12,958  $  31,877  $  40,720
  Securities
     Taxable                        1,377      2,041      4,723      6,697
     Exempt from federal income
      taxes                           247        312        783        937
  Federal funds sold and other         28         24         93         51
                                ---------  ---------  ---------  ---------
     Total interest income         11,508     15,335     37,476     48,405

Interest expense
  Deposits                          3,416      4,931     11,836     15,869
  Federal funds purchased and
   securities sold under
   agreements to repurchase             7         39         37        111
  Federal Home Loan Bank
   advances                           573        595      1,733      1,708
  Series B mandatory redeemable
   preferred stock                      4          4         12         12
  Subordinated debentures             270        257        783        821
  Notes payable                        99        101        279        382
                                ---------  ---------  ---------  ---------
     Total interest expense         4,369      5,927     14,680     18,903

Net interest income                 7,139      9,408     22,796     29,502
Provision for loan losses           7,250     14,500     24,150     29,799
                                ---------  ---------  ---------  ---------
Net interest income (loss)
 after provision for loan
 losses                              (111)    (5,092)    (1,354)      (297)

Noninterest income
  Service charges                   1,215      1,756      3,934      4,812
  Mortgage banking income             628        351      1,114      1,860
  Bank-owned life insurance           261        248        773        763
  Electronic banking services         516        513      1,528      1,447
  Securities gains                    899          -      1,913        246
  Total other-than-temporary
   impairment losses                 (569)    (4,822)    (4,153)   (11,193)
  Portion of loss recognized in
   other   comprehensive income
   (before taxes)                      71      1,690        131      2,144
                                ---------  ---------  ---------  ---------
     Net impairment on
      securities                     (498)    (3,132)    (4,022)    (9,049)
  Gain on sale of OREO                 24        130         34        166
  Gain on sale of other assets        178          9      1,648        117
  Other income                        204        191        633        806
                                ---------  ---------  ---------  ---------
                                    3,427         66      7,555      1,168
Noninterest expenses
  Salaries and employee
   benefits                         3,547      3,931     11,019     12,379
  Occupancy, net                      647        777      2,378      2,547
  Furniture and equipment             642        602      1,685      1,726
  Marketing                            91        191        280        579
  Supplies and printing               106        108        302        344
  Telephone                           194        164        567        654
  Data processing                     388        374      1,167      1,136
  FDIC insurance                      842        538      2,549      1,877
  Loan processing and
   collection costs                   675        483      1,789        946
  Goodwill impairment                   -          -          -      8,451
  OREO valuation adjustment           378          -      2,365          -
  Amortization of intangible
   assets                             307        375        967      1,182
  Other expenses                    1,462      1,448      4,307      4,312
                                ---------  ---------  ---------  ---------
                                    9,279      8,991     29,375     36,133

Income (loss) before income
 taxes                             (5,963)   (14,017)   (23,174)   (35,262)
Income tax expense (benefit)       10,440     (5,605)     3,414    (11,700)
                                ---------  ---------  ---------  ---------
Net income (loss)               $ (16,403) $  (8,412) $ (26,588) $ (23,562)
Preferred stock dividends             484        467      1,435      1,342
                                ---------  ---------  ---------  ---------
Net income (loss) for common
 stockholders                   $ (16,887) $  (8,879) $ (28,023) $ (24,904)
                                =========  =========  =========  =========

Basic earnings (loss) per
 common share                   $   (2.79) $   (1.47) $   (4.64) $   (4.13)
                                =========  =========  =========  =========
Diluted earnings (loss) per
 common share                   $   (2.79) $   (1.47) $   (4.64) $   (4.13)
                                =========  =========  =========  =========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                      Quarters Ended
                ---------------------------------------------------------
                 09/30/10    06/30/10    03/31/10    12/31/09    09/30/09
                ---------   ---------   ---------   ---------   ---------
Statement of
 Income
 Interest
  income        $  11,508   $  12,682   $  13,286   $  14,840   $  15,335
 Interest
  expense          (4,369)     (4,995)     (5,316)     (5,659)     (5,927)
                ---------   ---------   ---------   ---------   ---------
 Net interest
  income            7,139       7,687       7,970       9,181       9,408
 Provision for
  loan losses       7,250       7,550       9,350      22,250      14,500
                ---------   ---------   ---------   ---------   ---------
 Net interest
  income (loss)
  after provision
  for loan losses    (111)        137      (1,380)    (13,069)     (5,092)
 Noninterest
  income            3,427       2,806       1,322        (457)         66
 Noninterest
  expense           9,279       9,610      10,486      10,525       8,991
                ---------   ---------   ---------   ---------   ---------
 Income (loss)
  before income
  taxes            (5,963)     (6,667)    (10,544)    (24,051)    (14,017)
 Income tax
  expense
  (benefit)        10,440      (2,742)     (4,284)     (9,534)     (5,605)
                ---------   ---------   ---------   ---------   ---------
 Net income
  (loss)        $ (16,403)  $  (3,925)  $  (6,260)  $ (14,517)  $  (8,412)
                =========   =========   =========   =========   =========
 Net income
  (loss) for
  common
  stockholders  $ (16,887)  $  (4,403)  $  (6,733)  $ (14,985)  $  (8,879)
                =========   =========   =========   =========   =========

Per Share
 Basic earnings
  (loss) per
  common share  $   (2.79)  $   (0.73)  $   (1.11)  $   (2.48)  $   (1.47)
 Diluted
  earnings
  (loss) per
  common share      (2.79)      (0.73)      (1.11)      (2.48)      (1.47)
 Cash dividends
  on common
  stock                NM          NM          NM          NM          NM
 Dividend
  payout ratio
  for common
  stock                NM          NM          NM          NM          NM
 Book value per
  common share  $    8.97   $   11.77   $   12.46   $   13.15   $   15.54
 Tangible book
  value per
  common share  $    5.26   $    8.01   $    8.64   $    9.27   $   11.60
 Basic weighted
  average common
  shares
  outstanding   6,046,075   6,043,176   6,043,176   6,043,176   6,043,176
 Diluted
  weighted
  average
  common shares
  outstanding   6,046,075   6,043,176   6,043,176   6,043,176   6,043,176
 Period-end
  common shares
  outstanding   6,048,405   6,043,176   6,043,176   6,043,176   6,043,176

Balance Sheet
 Securities     $ 282,226   $ 307,846   $ 285,382   $ 275,483   $ 273,085
 Loans            764,585     792,289     838,700     885,095     921,340
 Allowance for
  loan losses      43,390      42,378      41,845      40,909      27,965
 Assets         1,179,684   1,226,769   1,286,532   1,312,684   1,338,474
 Deposits         958,032     993,270   1,046,233   1,054,689   1,061,543
 Stockholders'
  equity           85,048     101,947     106,087     112,614     127,066

Earnings Performance
 Return on average
  total assets      (5.36)%     (1.23)%     (1.95)%     (4.31)%     (2.51)%
 Return on average
  stockholders'
  equity           (64.59)     (15.10)     (22.92)     (45.81)     (25.47)
 Net interest
  margin             2.69        2.79        2.88        3.13        3.21
 Efficiency
  ratio (1)         82.62       84.81       81.27       75.84       71.74

Asset Quality
 Nonperforming
  assets to
  total end of
  period assets     10.15%       8.91%       8.19%      7.40%        6.77%
 Nonperforming
  loans to
  total end of
  period loans      12.44       11.76       10.75        9.14        8.32
 Net loan
  charge-offs
  to total
  average loans      0.80        0.86        0.97        1.03        1.43
 Allowance for
  loan losses
  to total end
  of period
  loans              5.67        5.35        4.99        4.62        3.04
 Allowance for
  loan losses to
  nonperforming
  loans             45.63       45.49       46.40       50.59       36.48
 Nonperforming
  loans         $  95,096   $  93,158   $  90,184   $  80,864   $  76,657
 Nonperforming
  assets          119,791     109,340     105,414      97,087      90,618
 Net loan
  charge-offs       6,238       7,016       8,414       9,305      13,429

Capital
 Total risk-based
  capital ratio     10.20%      10.72%      11.01%      11.34%      13.16%
 Tier 1 risk-based
  capital ratio      7.96        8.51        8.65        9.07       10.95
 Tier 1 leverage
  ratio              5.75        6.01        6.44        7.10        8.87
 Tangible common
  equity to
  tangible assets    2.54        3.82        3.95        4.35        5.34

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

NM Not meaningful.

Contact:

Thomas A. Daiber
President
and Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson

Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com